Exhibit 10.2

                           CONVERTIBLE PROMISSORY NOTE

Amount of Note: $83,726.30
As of: April 17, 2006

1. Names

Borrower:

      Techsphere Systems Int'l., Inc., a Georgia corporation ("TSI") 750 Hammond Drive
      Building 10; Suite 100
      Atlanta, Georgia 30328

Guarantor: Cyber Defense Systems, Inc.("CYDF")

Lender: Frank Lively

2. Promise to Pay

For value received, by way of working capital advances, Borrower promises to pay Lender $83,726.30 plus interest at the rate of 12% per annum accruing from date of advance.

3. Method of Payments

Borrower will make total payment(s) consisting of principle of $83,726.30 plus interest at the rate of 12% per annum. An option to convert some or all amounts due into CYDF Class A common stock at $0.30 per share is available to the lender at all times that there are amounts outstanding. Such shares will be restricted shares and the respective certificate(s) will bear the required legend(s) pursuant to Federal Securities laws. A form for such conversion(s) is attached hereto.

4. Date of Payments / Maturity Date

Borrower will make payment of the outstanding amounts on or before December 31, 2007 net of any amounts earlier converted and / or prepaid.

5. Application of Payments

Payments will be applied first to interest owed, if any, at the time of payment and then to principal.

6. Prepayment

Borrower may pre-pay all or any part of the principal without penalty. Should Borrower and or Guarantor close on any funding of at least $7,000,000.00 gross, then the proceeds in excess of $7,000,000.00 will be used to make prepayments on this Working Capital Note, the first Working Capital Note and to all Deferred Salary Note holders on a pro-rata basis.

7. Security

This is an unsecured note. However, there is a Right of Conversion as described in paragraph. 3.

8. Collection Costs

If Lender prevails in a lawsuit to collect on this note, Borrower will pay Lender's costs and lawyer's fees in an amount the court finds to be reasonable.

9. Entire Agreement

This Promissory Note is the entire agreement between the parties. It replaces and supersedes any and all oral agreements between the parties, as well as any prior writings as they may apply to these specific accrued / deferred salary notes.

10. Successors and Assigns

This agreement binds and benefits the heirs, successors and assigns of the parties.

11. Notices

All notices must be in writing. A notice may be delivered to a party at the address that follows a party's signature or to a new address that a party designates in writing. A notice may be delivered:

      o     in person
      o     by certified mail, or
      o     by overnight courier.

12. Governing Law

This agreement will be governed by and construed in accordance with the laws of the state of Georgia.

13. Waiver

If one party waives any term or provision of this agreement at any time, that waiver will be effective only for the specific instance and specific purpose for which the waiver was given. If either party fails to exercise or delays exercising any of its rights or remedies under this agreement, that party retains the right to enforce that term or provision at a later time.

14. Severability

If any court determines that any provision of this agreement is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this agreement invalid or unenforceable and such provision shall be modified, amended or limited only to the extent necessary to render it valid and enforceable.

15. Disputes

If a dispute arises, the parties will try in good faith to settle it through mediation conducted by a mediator to be mutually selected. The parties will share the costs of the mediator equally. Each party will cooperate fully and fairly with the mediator and will attempt to reach a mutually satisfactory compromise to the dispute. If the dispute is not resolved within 30 days after it is referred to the mediator, it will be arbitrated by an arbitrator to be mutually selected. Judgment on the arbitration award may be entered in any court that has jurisdiction over the matter. Costs of arbitration, including lawyers' fees, will be allocated by the arbitrator.

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BORROWER                                        LENDER

Techsphere Systems Int'l., Inc.,                FRANK LIVELY
a Georgia corporation
750 Hammond Drive
Building 10; Suite 100
Atlanta, Georgia 30328


Dated: 04/24/2006                               Dated: 04/24/2006
       -------------------------                       -------------------------

By:    /s/ David M. Barnes                      By:    /s/ Frank Lively
       -------------------------                       -------------------------
       David M. Barnes                                 Frank Lively
       Chief Financial Officer
       Techsphere Systems Int'l., Inc.
       Cyber Defense Systems, Inc.